                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Ocwen Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  (OCWEN LOGO)

                                 April 13, 1999

Dear Fellow Shareholder:

     On behalf of the Board of Directors I cordially invite you to attend the Annual Meeting of Shareholders of Ocwen Financial Corporation, which will be held at the first floor offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, on Thursday, May 13, 1999 at 9:00 a.m., Eastern Time. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

     IT IS VERY IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in Ocwen Financial Corporation are sincerely appreciated.

                                          Sincerely,
                                          (William C. Erbey)
                                          William C. Erbey
                                          Chairman and Chief Executive Officer

                          OCWEN FINANCIAL CORPORATION
                        1675 Palm Beach Lakes Boulevard
                         West Palm Beach, Florida 33401
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 1999
                            ------------------------

     NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of Ocwen Financial Corporation (the "Company") will be held at the first floor offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401 on Thursday, May 13, 1999 at 9:00 a.m., Eastern Time, for the following purposes:

        1. To elect five directors for a one-year term and until their successors are elected and qualified;

        2. To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the independent auditor of the Company for the fiscal year ending December 31, 1999; and

        3. To transact such other business as may properly come before the meeting and any adjournment thereof. Management is not aware of any other such business.

     The Board of Directors has fixed March 15, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournment thereof.

                                          By Order Of The Board Of Directors,
                                          (John R. Erbey)
                                          John R. Erbey
                                          Secretary

West Palm Beach, Florida
April 13, 1999

                          OCWEN FINANCIAL CORPORATION

                                ---------------
                                PROXY STATEMENT
                                ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is being furnished to holders of the common stock, par value $.01 per share (the "Common Stock"), of Ocwen Financial Corporation, a Florida corporation (the "Company"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the first floor offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, on Thursday, May 13, 1999 at 9:00 a.m., Eastern Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy card (the "Proxy") are first being mailed to shareholders on or about April 13, 1999.

     The Proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each Proxy received will be voted: (i) for each of the nominees for director described herein; (ii) for ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditor for 1999; and (iii) upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by: (i) filing written notice thereof with the Secretary of the Company (John R. Erbey, Secretary, Ocwen Financial Corporation, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401); (ii) submitting a properly executed Proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

     Only holders of record of Common Stock at the close of business on March 15, 1999 (the "Voting Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. On the Voting Record Date, there were 60,800,357 shares of Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. (All information relating to the number and price of shares of Common Stock contained in this Proxy Statement has been adjusted to reflect the two-for-one split of the Common Stock in November 1997.) Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented thereat.

     Assuming the presence of a quorum, the five persons receiving the greatest number of votes of the Common Stock cast at the Annual Meeting by the holders of stock entitled to vote shall be elected as directors of the Company. Assuming the presence of a quorum, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for 1999 and any other matter properly submitted to shareholders for their consideration at the Annual Meeting (other than the election of directors) shall be approved if the votes cast by the holders of the shares represented at the Annual Meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action.

     With regard to the election of directors, shareholders may vote in favor of or withhold authority to vote for one or more nominees for director. Votes that are withheld and broker non-votes in connection with the election of one or more nominees for director will not be counted as votes cast for such individuals and accordingly will have no effect. Abstentions may be specified on all other proposals. Abstentions and broker non-votes will not be counted in determining the votes cast in connection with the proposal to ratify the appointment of the Company's independent auditor and thus will have no effect on such proposal.

     The presence at the Annual Meeting of a majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The Company's Bylaws provide that the Board of Directors of the Company shall be comprised of between three and seven members, with the exact number to be fixed by the Board of Directors. A resolution adopted by the Board of Directors pursuant to the Company's Bylaws has established the number of directors at five. Directors are elected annually and hold office until the earlier of the election and qualification of their successors or their resignation and removal.

     Each of the five persons standing for election at the Annual Meeting is currently a director of the Company. There are no arrangements or understandings between any nominee for director and any other person pursuant to which such person was selected as a nominee. William C. Erbey, Chairman of the Board and Chief Executive Officer, and John R. Erbey, Senior Managing Director and Secretary, are brothers. Otherwise, no director is related to any other director or executive officer of the Company by blood, marriage or adoption.

     If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below would not be able to serve as director if elected.

NOMINEES FOR DIRECTOR

     The following table sets forth certain information concerning the directors of the Company.

                                                                              DIRECTOR
      NAME                                                          AGE(1)     SINCE
      ----                                                          -------   --------
      William C. Erbey............................................    49        1988
      Hon. Thomas F. Lewis........................................    74        1997
      W.C. Martin.................................................    50        1996
      Howard H. Simon.............................................    58        1996
      Barry N. Wish...............................................    57        1988

---------------

(1) As of March 15, 1999.

     The principal occupation for the last five years of each director of the Company, as well as some other information, is set forth below.

     William C. Erbey. Mr. Erbey has served as the Chairman of the Board of Directors of the Company since September 1996, as the Chief Executive Officer of the Company since January 1988, as the Chief Investment Officer of the Company since January 1992, and as the President of the Company from January 1988 to May 1988. Mr. Erbey has served as the Chairman of the Board of Directors of the Bank since February 1988 and as the Chief Executive Officer of the Bank since June 1990. Since February 1997, Mr. Erbey has served as the Chairman and Chief Executive Officer of Ocwen Asset Investment Corp. ("OAC"), a publicly traded real estate investment trust whose operations are managed by a wholly owned subsidiary of the Company subject to the supervision of OAC's board of directors. He also serves as a director and officer of many subsidiaries of the Company and OAC. From 1983 to 1995, Mr. Erbey served as a Managing General Partner of The Oxford Financial Group ("Oxford"), a private investment partnership that was the predecessor of the Company. From 1975 to 1983, Mr. Erbey served at General Electric Capital Corporation ("GECC") in various capacities, most recently as the President and Chief Operating Officer of General Electric Mortgage Insurance Corporation. Mr. Erbey also served as the Program General Manager of GECC's Commercial Financial Services Department and as the President of Acquisition Funding Corporation. He received a Bachelor of Arts in Economics from Allegheny College and a Master's degree from the Harvard Graduate School of Business Administration.

     Hon. Thomas F. Lewis. Mr. Lewis has served as a director of the Company and of the Bank since May 1997. Mr. Lewis served as a United States Congressman, representing the 12th District of Florida from 1983 to 1995. Mr. Lewis served in the House and Senate of the Florida State Legislature at various times. Mr. Lewis is a principal of Lewis Properties, Vice President of Marian V. Lewis Real Estate and Investments and a director of T&M Ranch & Nursery. He currently is Chairman of the Board of Directors of the U.S. Department of Veterans Affairs and Research Foundation. He is also a member of the Economic Council of Palm Beach County. Mr. Lewis formerly served as a United States delegate to the North Atlantic Treaty Organization and as a member of the President's Advisory Commission on Global Trade Policies. He attended the University of Florida and holds an Associate's Degree from Palm Beach Junior College, a Certificate in Engineering from the Massachusetts Institute of Technology and honorary doctorates from the Florida Institute of Technology and Nova University.

     W.C. Martin. Mr. Martin has served as a director of the Company since July 1996 and of the Bank since June 1996. Since 1982, Mr. Martin has been associated with Holding Capital Group ("HCG") and has been engaged in the acquisition and turnaround of business in a broad variety of industries. Since March 1993, Mr. Martin also has served as President and Chief Executive Officer of SV Microwave, a company he formed along with other HCG investors to acquire the assets of the former Microwave Division of Solitron Devices, Inc. Prior to 1982, Mr. Martin was a Manager in Touche Ross & Company's Management Consulting Division, and prior to that he held positions in financial management with Chrysler Corporation. Mr. Martin received a Masters of Business Administration from Notre Dame and a Bachelor of Science in Industrial Management from LaSalle University.

     Howard H. Simon. Mr. Simon has served as a director of the Company since July 1996 and of the Bank since 1987. Mr. Simon is the Managing Director of Simon, Master & Sidlow, P.A., a certified public accounting firm which Mr. Simon founded in 1978 and which is based in Wilmington, Delaware. Mr. Simon is a past Chairman and current member of the Board of Directors of CPA Associates International, Inc. Prior to 1978, Mr. Simon was a Partner of Touche Ross & Company. Mr. Simon is a Certified Public Accountant in the State of Delaware and a graduate of the University of Delaware.

     Barry N. Wish. Mr. Wish has served as Chairman, Emeritus of the Board of Directors of the Company since September 1996, and he previously served as Chairman of the Board of the Company from January 1988 to September 1996. Mr. Wish has served as a director of the Bank since February 1988. From 1983 to 1995, he served as a Managing General Partner of Oxford, which he founded. From 1979 to 1983, he was a Managing General Partner of Walsh, Greenwood, Wish & Co., a member firm of the New York Stock Exchange. Prior to founding that firm, Mr. Wish was a Vice President and shareholder of Kidder, Peabody & Co., Inc. He is a graduate of Bowdoin College.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company held a total of twelve meetings during 1998. No director of the Company attended fewer than 75% of the total number of meetings of the Board of Directors held during 1998 and the total number of meetings held by all committees thereof during the period which he served on such committees during 1998.

     The Board of Directors of the Company has established an Executive Committee, an Audit Committee and a Nominating and Compensation Committee. A brief description of these committees is set forth below.

     The Executive Committee is generally responsible to act on behalf of the Board of Directors on all matters when the full Board of Directors is not in session. Currently, the members of this committee are Directors William C. Erbey (Chairman) and Wish. This committee met 20 times during 1998.

     The Audit Committee of the Board of Directors reviews and advises the Board of Directors with respect to reports by the Company's independent auditor and monitors the Company's compliance with laws and regulations applicable to the Company's operations. Currently, the members of the Audit Committee are Directors Simon (Chairman), Lewis and Martin. This committee met five times during 1998.

     The Nominating and Compensation Committee evaluates and makes recommendations to the Board of Directors for the election of directors, as well as handles personnel and compensation matters relating to the executive officers of the Company. The Nominating and Compensation Committee will consider nominees for director recommended by shareholders, but has not adopted any procedures to be followed by shareholders in submitting such recommendations. Currently, the members of the Nominating and Compensation committee are Directors Martin (Chairman), Lewis, Simon and Wish. This committee met four times during 1998.

                        BOARD OF DIRECTORS COMPENSATION

     Pursuant to a Directors Stock Plan adopted by the Board of Directors and shareholders of the Company in July 1996, the Company compensates directors by delivering a total annual value of $10,000 payable in shares of Common Stock (which may be prorated for a director serving less than a full one-year term, as in the case of a director joining the Board of Directors after an annual meeting of shareholders), subject to review and adjustment by the Board of Directors from time to time. Such payment is made after the annual organizational meeting of the Board of Directors which follows the annual meeting of shareholders of the Company. An additional annual fee payable in shares of Common Stock, which currently amounts to $2,000, subject to review and adjustment by the Board of Directors from time to time, is paid to committee chairs after the annual organizational meeting of the Board of Directors. During 1998, an aggregate of 2,235 shares of Common Stock was granted to the five directors of the Company and the three committee chairs.

     The number of shares issued pursuant to the Directors Stock Plan is based on their "fair market value" on the date of grant. The term "fair market value" is defined in the Directors Stock Plan to mean the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on the relevant date.

     Shares issued pursuant to the Directors Stock Plan, other than the committee fee shares, are subject to forfeiture during the 12 full calendar months following election or appointment to the Board of Directors or a committee thereof if the director does not attend an aggregate of at least 75% of all meetings of the Board of Directors and committees thereof of which he is a member during such period.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following table sets forth certain information with respect to each person who currently serves as an executive officer of the Company but does not serve on the Company's Board of Directors. Executive officers of the Company are elected annually by the Board of Directors and generally serve at the discretion of the Board. There are no arrangements or understandings between the Company and any person pursuant to which such person was elected as an executive officer of the Company. Other than William C. Erbey and John R. Erbey, who are brothers, no director or executive officer is related to any other director or executive officer of the Company or any of its subsidiaries by blood, marriage or adoption.

      NAME                                           AGE(1)                  POSITION
      ----                                           ------                  --------
      John R. Barnes...............................    56      Senior Vice President
      Joseph A. Dlutowski..........................    34      Senior Vice President of the Bank
                                                               and Chief Executive Officer of Ocwen
                                                               UK
      John R. Erbey................................    58      Senior Managing Director, General
                                                               Counsel and Secretary
      Ronald M. Faris..............................    36      Executive Vice President
      Christine A. Reich...........................    37      President
      Mark S. Zeidman..............................    47      Senior Vice President and Chief
                                                               Financial Officer

---------------

(1) As of March 15, 1999.

     The background for the last five years of each executive officer of the Company who is not a director, as well as certain other information, is set forth below.

     John R. Barnes. Mr. Barnes has served as a Senior Vice President of the Company and the Bank since May 1994 and served as a Vice President of the Company and the Bank from October 1989 to May 1994. Mr. Barnes also has served as Senior Vice President of OAC since February 1997 and serves as an officer of many subsidiaries of the Company and OAC. Mr. Barnes was a Tax Partner in the firm of Deloitte Haskins & Sells from 1986 to 1989 and in the firm of Arthur Young & Co. from 1979 to 1986. Mr. Barnes was the Partner in Charge of the Cleveland Office Tax Department of Arthur Young & Co. from 1979 to 1984. He is a graduate of Ohio State University.

     Joseph A. Dlutowski. Mr. Dlutowski has served as Senior Vice President of the Bank since March 1997 and as Chief Executive Officer of Ocwen UK since April 1998. Mr. Dlutowski also served as Senior Vice President of the Company from May 1997 to May 1998 and of OAC from February 1997 to May 1998. He joined the Bank in October 1992 and served as a Vice President from May 1993 until March 1997. From 1989 to 1991, Mr. Dlutowski was associated with the law firm of Baker and Hostetler. He holds a Bachelor of Science degree from the Wharton School of Business at the University of Pennsylvania and a Master of Business and a Juris Doctor from the University of Pittsburgh.

     John R. Erbey. Mr. Erbey has served as Senior Managing Director of the Company since May 1998, as Secretary of the Company since June 1989, as a Managing Director of the Company from January 1993 to May 1998, and as Senior Vice President of the Company from June 1989 until January 1993. Mr. Erbey has served as a director of the Bank since 1990, as a Senior Managing Director of the Bank since May 1998, and as Secretary of the Bank since July 1989. Mr. Erbey also has served as Senior Managing Director of OAC since May 1998 and as Secretary of OAC since February 1997. He also serves as an officer and/or a director of many subsidiaries of the Company and OAC. From 1971 to 1989, Mr. Erbey was a member of the Law Department of Westinghouse Electric Corporation and held various management positions, including Associate General Counsel and Assistant Secretary from 1984 to 1989. Previously, he held the positions of Assistant General Counsel of the Industries and International Group and Assistant General Counsel of the

Power Systems Group of Westinghouse. He is a graduate of Allegheny College and Vanderbilt University School of Law.

     Ronald M. Faris. Mr. Faris has served as Executive Vice President of the Company and the Bank since May 1998, as a Senior Vice President of the Bank from May 1997 to May 1998, as Vice President and Chief Accounting Officer of the Company from June 1995 to May 1998 and of the Bank from July 1994 to May 1997. From March 1991 to July 1994 he served as Controller for a subsidiary of the Company. From 1986 to 1991, Mr. Faris was a Vice President with Kidder, Peabody & Co., Inc., and from 1984 to 1986 worked in the General Audit Department of Price Waterhouse. He holds a Bachelor of Science from Pennsylvania State University and is a Certified Public Accountant.

     Christine A. Reich. Ms. Reich has served as President of the Company since May 1998, as a Managing Director of the Company from June 1994 to May 1998, as Chief Financial Officer of the Company from January 1990 to May 1997, as a Senior Vice President of the Company from January 1993 until June 1994 and as a Vice President of the Company from January 1990 until January 1993. Ms. Reich has served as a director of the Bank since June 1993 and as the President of the Bank since May 1998. From 1987 to 1990, Ms. Reich served as an officer of another subsidiary of the Company. Ms. Reich has served as the President and a director of OAC since February 1997. Ms. Reich also serves as an officer and/or a director of many subsidiaries of the Company and OAC. Prior to 1987, Ms. Reich was employed by KPMG Peat Marwick LLP, most recently in the position of Manager. She holds a Bachelor of Science in Accounting from the University of Southern California.

     Mark S. Zeidman. Mr. Zeidman has served as Senior Vice President and Chief Financial Officer of the Company and the Bank since May 1997. Mr. Zeidman also has served as Senior Vice President and Chief Financial Officer of OAC since June 1997 and serves as an officer of many subsidiaries of the Company and OAC. From 1986 until May 1997, Mr. Zeidman was employed by Nomura Securities International, Inc., most recently as Managing Director. Prior to 1986, he held positions with Shearson Lehman Brothers and Coopers & Lybrand. Mr. Zeidman is a Certified Public Accountant. He holds a Bachelor of Arts degree from the University of Pennsylvania, a Master of International Affairs from Columbia University and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the date indicated by (i) each director and executive officer of the Company, (ii) all directors and executive officers of the Company as a group and (iii) all persons known by the Company to own beneficially 5% or more of the outstanding Common Stock. The table is based upon information supplied to the Company by directors, officers and principal stockholders and filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                                             SHARES BENEFICIALLY OWNED AS OF
                                                                      MARCH 15, 1999
                                                             --------------------------------
NAME OF BENEFICIAL OWNER                                       AMOUNT(1)         PERCENT(1)
------------------------                                     -------------      -------------
J.P. Morgan & Co. Incorporated.............................    4,276,200(2)          7.0%
  60 Wall Street
  New York, NY 10260
Directors and Executive Officers:
  William C. Erbey.........................................   19,617,505(3)         32.0
  Hon. Thomas F. Lewis.....................................        1,469(4)            *
  W.C. Martin..............................................        6,285(5)            *
  Howard H. Simon..........................................        2,885(6)            *
  Barry N. Wish............................................    9,372,648(7)         15.4
  Christine A. Reich.......................................      587,650(8)            *
  John R. Erbey............................................    2,190,491(9)          3.6
  Ronald M. Faris..........................................      157,674(10)           *
  Joseph A. Dlutowski......................................       84,123(11)           *
All Directors and Executive Officers as a Group
  (11 persons).............................................   32,202,127(12)        51.9%

---------------

  *  Less than 1%.
 (1) For purposes of this table, pursuant to rules promulgated under the Exchange Act, an individual is considered to beneficially own any shares of Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, (i) an individual has sole voting power and sole investment power with respect to the indicated shares and (ii) individual holdings amount to less than 1% of the outstanding shares of Common Stock.
 (2) Based on information contained in a Schedule 13G filed with the Commission on February 23, 1999 by J.P. Morgan & Co. Incorporated, a parent holding company whose subsidiaries include Morgan Guaranty Trust Company of New York (a bank), J.P. Morgan Investment Management, Inc. (an investment advisor) and J.P. Morgan Florida Federal Savings Bank (an investment advisor). Includes 4,275,900 shares as to which sole voting power is claimed and 3,439,600 shares as to which sole disposal power is claimed.
 (3) Includes 13,740,465 shares held by FF Plaza Partners, a Delaware partnership of which the partners are William C. Erbey, his spouse, E. Elaine Erbey, and Delaware Permanent Corporation, a corporation wholly owned by William C. Erbey. Mr. and Mrs. William C. Erbey share voting and dispositive power with respect to the shares owned by FF Plaza Partners. Also includes 5,409,704 shares held by Erbey Holding Corporation, a corporation wholly owned by William C. Erbey. Also includes options to acquire 467,336 shares which were exercisable at or within 60 days of March 15, 1999. Included in the shares held by FF Plaza Partners are 2,885 shares held pursuant to the Directors Stock Plan.
 (4) Includes 400 shares held jointly with spouse. Also includes 1,069 shares held pursuant to the Directors Stock Plan.

 (5) Includes 3,400 shares held by the Martin & Associates Management Consultants, Inc. Defined Contribution Pension Plan & Trust. Also includes 2,885 shares held pursuant to the Directors Stock Plan.
 (6) Consists of shares held pursuant to the Directors Stock Plan.
 (7) Includes 8,878,305 shares held by Wishco, Inc., a corporation controlled by Barry N. Wish pursuant to his ownership of 93.0% of the common stock thereof; 351,940 shares held by B.N.W. Partners, a Delaware partnership of which the partners are Mr. Wish and B.N.W., Inc., a corporation wholly owned by Mr. Wish; and 140,000 shares held by the Barry Wish Family Foundation, Inc., a charitable foundation of which Mr. Wish is a director. Also includes 2,403 shares held pursuant to the Directors Stock Plan.
 (8) Includes 440,300 shares held by CPR Family Limited Partnership, a Georgia limited partnership whose general partner is a corporation wholly owned by Christine A. Reich and whose limited partners are Christine A. Reich and her spouse. Also includes options to acquire 147,348 shares of Common Stock which were exercisable at or within 60 days of March 15, 1999.
 (9) Includes 1,747,330 shares held by John R. Erbey Family Limited Partnership, a Georgia limited partnership whose general partner is a corporation wholly owned by John R. Erbey and whose limited partners consist of John R. Erbey, his spouse and children. Also includes options to acquire 430,031 shares of Common Stock which were exercisable at or within 60 days of March 15, 1999.
(10) Includes 5,000 shares held jointly with spouse. Also includes options to acquire 60,345 shares of Common Stock which were exercisable at or within 60 days of March 15, 1999.
(11) Includes 23,960 shares held jointly with spouse. Also includes options to acquire 60,163 shares of Common Stock which were exercisable at or within 60 days of March 15, 1999.
(12) Includes options to acquire an aggregate of 1,209,427 shares of Common Stock which were exercisable at or within 60 days of March 15, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with during 1998.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table discloses compensation received by the Company's chief executive officer and the four other most highly paid directors and executive officers of the Company for the years indicated.

                                            ANNUAL COMPENSATION                          LONG-TERM COMPENSATION
                                        ----------------------------   ----------------------------------------------------------
                                                                                  AWARDS               PAYOUTS
                                                                       -----------------------------   --------
                                                                                       NUMBER OF
                                                                       RESTRICTED      SECURITIES
                                                                         STOCK         UNDERLYING        LTIP        ALL OTHER
NAME AND POSITION                       YEAR    SALARY     BONUS(1)      AWARDS      OPTIONS(#)(2)     PAYOUTS    COMPENSATION(4)
-----------------                       ----   --------   ----------   ----------   ----------------   --------   ---------------
William C. Erbey......................  1998   $357,499   $  197,438          --          14,143(3)          --       $10,000
  Chairman of the Board and             1997    150,000    1,300,000          --         235,756             --         3,000
    Chief Executive Officer             1996    150,000      650,000          --         115,790             --         3,000
Christine A. Reich....................  1998    317,976      175,500          --          12,572(3)          --        10,000
  President                             1997    150,000      850,000          --         147,348             --         3,000
                                        1996    150,000      487,500          --         163,158             --         3,000
John R. Erbey.........................  1998    298,214      329,063          --          15,715(3)          --        10,000
  Senior Managing Director              1997    150,000      925,000          --         162,083             --         3,000
    and Secretary                       1996    150,000      525,000          --         178,948             --         3,000
Ronald M. Faris.......................  1998    218,916      219,933          --          11,524(3)          --        10,000
  Executive Vice President
Joseph A. Dlutowski...................  1998    297,916      223,988          --           7,483(3)          --        10,000
  Chief Executive Officer               1997    120,673      300,000          --          39,293             --         3,000
    of Ocwen UK and Senior
    Vice President of the Bank

---------------

 (1) Consists of bonuses paid pursuant to the Company's 1998 Annual Incentive Plan in the first quarter of the following year for services rendered in the year indicated.
 (2) Consists of options granted pursuant to the Company's 1991 Non-Qualified Stock Option Plan, as amended (the "Stock Option Plan").
 (3) Consists of grants made as of January 31, 1999 for services rendered in 1998.
 (4) Consists of contributions by the Company pursuant to the Company's 401(k) Savings Plan.

OPTION GRANTS FOR 1998

     The following table provides information relating to option grants made pursuant to the Company's Stock Option Plan in January 1999 to the individuals named in the Summary Compensation Table for services rendered in 1998.

                                           PERCENT OF
                                           SECURITIES
                             NO. OF        UNDERLYING
                           SECURITIES        TOTAL                                  POTENTIAL REALIZABLE VALUE AT ASSUMED
                           UNDERLYING       OPTIONS                                   RATES OF STOCK PRICE APPRECIATION
                            OPTIONS        GRANTED TO     EXERCISE                            FOR OPTION TERM(3)
                            GRANTED        EMPLOYEES       PRICE      EXPIRATION    --------------------------------------
NAME                       (#)(1)(2)         (%)(2)        ($/SH)        DATE       0%($)          5%($)           10%($)
----                      ------------    ------------    --------    ----------    ------        --------        --------
William C. Erbey........     14,143           7.8         12.3125      1/31/09       --           109,573         277,592
Christine A. Reich......     12,572           6.9         12.3125      1/31/09       --            97,402         246,757
John R. Erbey...........     15,715           8.6         12.3125      1/31/09       --           121,752         308,446
Ronald M. Faris.........     11,524           6.3         12.3125      1/31/09       --            89,282         226,187
Joseph A. Dlutowski.....     7,483            4.1         12.3125      1/31/09       --            57,975         146,873

---------------

(1) All options are to purchase shares of Common Stock, and one third vests and becomes exercisable on each of January 31, 1999, 2000 and 2001.

(2) Indicated grants were made in January 1999 for services rendered in 1998. The percentage of securities underlying these options to the total number of securities underlying all options granted to employees of the Company is based on options to purchase a total of 181,945 shares of Common Stock granted to employees of the Company under the Stock Option Plan as of January 31, 1999.
(3) Assumes future prices of shares of Common Stock of $12.3125, $20.06 and $31.94 at compounded rates of return of 0%, 5% and 10%, respectively, from the closing price per share on the New York Stock Exchange on December 31, 1998.

AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

     The following table provides information relating to option exercises in 1998 by the individuals named in the Summary Compensation Table and the value of each such individual's unexercised options at December 31, 1998.

                                                                       NUMBER OF SECURITIES
                                           NUMBER OF                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                            SHARES                          OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                           ACQUIRED                    DECEMBER 31, 1998(1)          DECEMBER 31, 1998(2)
                                              ON         VALUE      ---------------------------   ---------------------------
NAME                                       EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                       ---------   ----------   -----------   -------------   -----------   -------------
William C. Erbey.........................         --           --     467,336        14,143       $  303,949    $          --
Christine A. Reich.......................    163,158   $2,528,949     147,348        12,572               --               --
John R. Erbey............................         --           --     430,031        15,715        1,074,362               --
Ronald M. Faris..........................         --           --      60,345        11,524           27,631               --
Joseph A. Dlutowski......................         --           --      20,870         7,483           80,874               --

---------------

(1) All options are to purchase shares of Common Stock and were granted pursuant to the Stock Option Plan. Options listed as "exercisable" consist of options granted in or pior to January 1998 which became exercisable in or prior to January 1999. Options listed as "unexercisable" consist of options granted in January 1999 which become exercisable in January 2000.

(2) Based on the $12.3125 closing price of a share of Common Stock on the New York Stock Exchange on December 31, 1998.

LONG-TERM INCENTIVE PLANS -- AWARDS IN 1998

     The following table provides information relating to basis points awards made pursuant to the Company's Long-Term Incentive Plan (the "LTIP") to the individuals named in the Summary Compensation Table.

                                                                                     ESTIMATED FUTURE PAYOUTS UNDER
                                                             NUMBER OF               NON-STOCK PRICE-BASED PLANS(1)
                                                           BASIS POINTS            ----------------------------------
NAME                                                      AWARDED IN 1998          THRESHOLD                 TARGET
----                                                      ---------------          ----------              ----------
William C. Erbey................................                15                 $2,679,000              $3,855,000
John R. Erbey...................................                15                  2,679,000               3,855,000
Christine A. Reich..............................                15                  2,679,000               3,855,000
Joseph A. Dlutowski.............................                10                  1,786,000               2,570,000
Ronald M. Faris.................................                15                  2,679,000               3,855,000

---------------

(1) Payout figures are for the entire five year performance period, which runs from January 1, 1998 to December 31, 2002 (the "Performance Period"). The maximum value of Basis Points that may be earned by any LTIP participant for any Performance Period is $25 million.

     The value of Basis Points awards under the LTIP (the "Basis Points Awards") is tied to the Company's achievement of specified levels of return on equity and growth in earnings per share during the Performance Period. The threshold amount will be earned if average return on equity and average annual growth in earnings per share are each five percentage points below their respective target levels. The Basis Points Awards are subject to complete forfeiture upon termination and partial forfeiture in any year certain personal performance goals are not achieved. At the end of the Performance Period, the Company will pay to the LTIP participants, as more fully described below, Basis Points Awards in the form of shares of restricted stock based on the fair market value of the Common Stock on the last day of the Performance Period. Ten percent of the shares received shall vest on each of the first ten anniversaries of the last day of the Performance Period. Upon vesting, the shares received shall be automatically placed into a nonqualified irrevocable trust established by the Company for the benefit of the recipient (the "Deferred Compensation Trust") until such shares are payable. Upon the termination of employment with the Company of an LTIP participant, all restrictions on the shares held in the Deferred Compensation Trust shall lapse, and such shares of Common Stock shall be payable in five equal annual installments.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Determinations regarding compensation of the Company's employees are made by the Company's Nominating and Compensation Committee, whose members are Directors Martin (Chairman), Lewis, Simon and Wish. Please refer to "Certain Relationships and Related Transactions" below for a description of transactions involving the Company or its subsidiaries in which Mr. Simon or Mr. Wish were interested.

REPORT OF THE NOMINATING AND COMPENSATION COMMITTEE

     The Nominating and Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing management compensation policies and procedures to be reflected in the compensation program offered to the executive officers of the Company and the Bank. The Committee shares jurisdiction with the full Board of Directors over the administration of and grants under the Stock Option Plan.

     The members of the Nominating and Compensation Committee of both the Company and the Bank are identical. No member of the Committee is an employee of the Company or any subsidiary.

     General Compensation Policies. The broad general salary and benefit guidelines are determined by the Committee.

     With respect to the Company's officers other than Mr. William C. Erbey, the Committee considered salary and bonus recommendations prepared by Mr. William C. Erbey or other executive officers to determine fiscal 1998 compensation. The salary adjustment recommendations were based on the Company's overall performance in the past year and an analysis of compensation levels necessary to maintain and attract quality personnel. It is through this process that the Company is able to compete for and retain talented executives who are critical to the Company's long-term success and align the interests of those executives with the long-term interests of the Company's shareholders.

     The compensation package offered to the executive officers of the Company and the Bank in 1998 reflects a significant change in executive compensation philosophy. Under the direction of the Committee and with the assistance of a compensation consulting firm, the Company developed a new plan that seeks to provide executives with increased long-term wealth accumulation capability, conditional upon individual service longevity and consistent high level financial performance of the Company. To implement the new compensation structure, base salaries were increased to make compensation more competitive and to enhance executive retention. Simultaneously, the Company reduced target annual incentive payments and introduced the Long-Term Incentive Plan.

     Annual Incentive Compensation. The Company's primary annual incentive compensation plan is the 1998 Annual Incentive Plan. Pursuant to this plan, a participant can earn cash awards in relation to the Company or a business unit attaining specified levels of increase in net earnings, return on equity, average net equity used or growth in assets, as such terms are defined in such participant's award agreement, and can earn cash and stock option awards in relation to individual performance. If the Company, business unit or individual performance is below certain threshold levels, no award is paid under the plan. Each participant has a targeted annual incentive award that is expressed as a percentage of base salary and varies with the participant's level of responsibility. At the executive level, 30-60% of each executive's total target compensation is at risk and payable only after achieving certain minimum Company and individual performance levels. For 1998, annual incentive awards for all executive officers, including the Chief Executive Officer, were based on increases in net income as compared to 1997, excluding certain impairment charges.

     The 1998 Annual Incentive Plan awards were structured so that the compensation opportunities for executives will exceed those of comparable companies when superior levels of corporate, business unit and individual performance are achieved. Conversely, when the Company, business unit and individual perform-ance fall short of established targets, the compensation opportunity for executives will be below those available at comparable companies.

     Long-Term Incentive Compensation. Historically, the Company's primary long-term compensation program has been exclusively to award stock options with deferred vesting. The objective of these options was to create a direct link between executive compensation and long-term Company performance. In determining the appropriate level of stock-based allotments, the Committee considered the executive's contribution toward Company and Bank performance. To encourage growth in shareholder value, stock options were granted to key management personnel who were in a position and had the responsibility to make a substantial contribution to the long-term success of the Company. The Committee believes that stock option awards help to focus attention on managing the Company from the perspective of an owner with an equity stake in the business. The Company has retained these benefits by including stock options as part of the 1998 Annual Incentive Plan.

     In 1998, the Company also adopted the 1998 Long-Term Incentive Plan (the "LTIP"). The LTIP provides for the award of Basis Points to plan participants, which Basis Points are valued based upon the Company's attainment of certain performance targets during a specified performance period. The performance targets under the LTIP are based on the attainment of specified levels of return on equity and growth in earnings per share. In the event that Basis Points are earned, they will be paid in the form of restricted stock awards. The Basis Point Awards to the individuals named in the Summary Compensation Table are set forth above under the caption "-- Long-Term Incentive Plans -- Awards in 1998."

     The Compensation Committee's policy with respect to other employee benefit plans is to provide competitive benefits to employees of the Company and the Bank, including executive officers. A competitive comprehensive benefit program is essential to achieving the goal of attracting and retaining highly-qualified employees.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the tax deduction by corporate taxpayers is limited with respect to the compensation of certain executive officers above $1 million per covered executive unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Due to transition provisions included in this Code section, it is expected that through the year 1999 all payments under the Company's 1991 Non-Qualified Stock Option Plan, will be fully deductible by the Company for federal income tax purposes and will not be subject to the limitations set forth in Section 162(m) of the Code. It is the Compensation Committee's intention that all performance-based compensation be deductible for federal income tax purposes. The Company has obtained shareholder approval of the 1998 Annual Incentive Plan and the LTIP in order to qualify awards under such plans as performance-based compensation under
Section 162(m) of the Code.

     Chief Executive Officer Compensation. In determining the overall compensation package for the Chief Executive Officer, the Committee considered each of the factors enumerated in the preceding paragraphs regarding compensation for executive officers of the Company as well as the financial performance achieved by the Company during the past fiscal year.

                                          Nominating and Compensation Committee:

                                            W.C. Martin, Chairman
                                            Hon. Thomas F. Lewis, Director
                                            Howard H. Simon, Director
                                            Barry N. Wish, Director
April 13, 1999

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 20, 1998, the Company purchased indirectly from William C. Erbey and Barry N. Wish, 159,156 shares and 159,155 shares of Common Stock, respectively, which equaled the aggregate number of shares of Common Stock issued by the Company on the same date in connection with its acquisition of DTS Communications, Inc. ("DTS"), a real estate technology company located in San Diego, California. The per share price of the shares of Common Stock purchased from Messrs. Erbey and Wish was $24.42, which was equal to the average per share price of the Common Stock determined pursuant to the Agreement of Merger, dated as of January 7, 1998, among the Company, DTS and certain other parties for purposes of determining the number of shares of Common Stock to be issued by the Company in connection with the acquisition of DTS (which price was equal to the average of the high and low per share sales price of the Common Stock on the New York Stock Exchange during each of the 20 trading days ending three trading days prior to consummation of the acquisition of DTS).

     In September 1998, Howard H. Simon repaid the remaining principal balance outstanding on a residential mortgage loan with an interest rate of 8.5%. The lender was an institution that had been acquired by the Bank. The highest principal balance of this loan during 1998 was $99,131.

     In October 1998, the Company indirectly loaned $600,000 to John R. Erbey and $250,000 to John R. Barnes in order to prevent them from having to sell shares of Common Stock to meet or avoid margin calls. Each loan was: (i) evidenced by a promissory note bearing interest at a rate of 9.5% per annum,
(ii) payable in two equal installments at 18 and 30 months from the date of issuance, and (iii) secured by pledges of Common Stock. As of December 31, 1998, John R. Erbey had prepaid approximately $86,860 on his note.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Common Stock of the Company since the initial public offering of the Common Stock by certain shareholders of the Company in September 1996 with the cumulative total return on the stocks included in (i) the Standard & Poor's 500 Market Index,
(ii) the Nasdaq Stock Market (United States), and (iii) the Standard & Poor's Financial (Diversified) 500 Market Index.

                                         OCWEN                             FINANCIAL
        Measurement Period             FINANCIAL          S&P 500        (DIVERSIFIED)-        NASDAQ
      (Fiscal Year Covered)               CORP             INDEX              500               (US)
25 Sep 96                                        100               100               100               100
Dec 96                                        132.10            108.57            115.09            104.91
Dec 97                                        251.23            144.79            181.44            128.74
Dec 98                                        121.61            186.17            237.47            180.94

     The above graph represents $100 invested in Common Stock on September 25, 1996 at the closing price of $20.25 per share on that date, and in each index on such date. The Common Stock was quoted on the Nasdaq Stock Market's National Market from September 25, 1996 through July 31, 1997 and has been listed on the New York Stock Exchange since August 1, 1997. There was no established market for the Common Stock prior to September 25, 1996.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
                                 (PROPOSAL TWO)

     The Board of Directors of the Company has appointed PricewaterhouseCoopers LLP, independent certified public accountants, to be the Company's independent auditor for the year ending December 31, 1999, and has further directed that the selection of the auditor be submitted for ratification by the shareholders at the Annual Meeting.

     Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITOR FOR 1999.

                             SHAREHOLDER PROPOSALS

     Any proposal which a shareholder desires to have included in the proxy materials of the Company relating to the next annual meeting of shareholders, which is scheduled to be held in May 2000, must be received at the executive offices of the Company no later than December 15, 1999. In addition, pursuant to rules of the SEC, at the Annual Meeting the Company may exercise discretionary authority when voting on a shareholder proposal that is not included as an agenda item in this Proxy Statement if the proposal was received by the Company after February 14, 1999 and the proposal is properly presented at the Annual Meeting. The Company did not receive notice of any shareholder proposal or nomination relating to the Annual Meeting. If notice of a shareholder proposal relating to the annual meeting of shareholders to be held in May 2000 (the "2000 Annual Meeting") is received by the Company after February 28, 2000 and the proposal is properly presented at the 2000 Annual Meeting, the Company will be able to exercise discretionary authority when voting on the proposal. If notice of a shareholder proposal is received on or prior to February 28, 2000, the proposal is not included as an agenda item in the proxy statement and proxy card furnished to shareholders in connection with the 2000 Annual Meeting (the "2000 Proxy Statement"), and the proposal is properly presented at the 2000 Annual Meeting, the Company may exercise discretionary authority when voting on the proposal if in the 2000 Proxy Statement the Company advises shareholders on the nature of the proposal and how the Company intends to vote on the proposal, unless the shareholder satisfies certain requirements of the SEC, including mailing a separate proxy statement to the Company's shareholders. All proposals and nominations should be directed to John R. Erbey, Secretary, 1675 Palm Beach Lakes Boulevard, The Forum, West Palm Beach, Florida 33401. It is urged that any shareholder proposals or nominations be sent certified mail, return-receipt requested.

                                 ANNUAL REPORTS

     A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1998 was mailed to shareholders entitled to notice of the Annual Meeting on or about March 31, 1999. Such report is not part of the proxy solicitation materials.

     Upon receipt of a written request, the Company will furnish to any shareholder a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 required to be filed by the Company with the SEC under the Exchange Act. Such requests should be directed to Investor Relations, Ocwen Financial Corporation, 1675 Palm Beach Lakes Boulevard, The Forum, West Palm Beach, Florida 33401, telephone (561) 682-8400. Such report is not part of the proxy solicitation materials.

                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the Proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the person or persons appointed as proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the report of the Nominating and Compensation Committee and the Performance Graph contained herein shall not be incorporated by reference into any such filings.

                                                                      Appendix A


                           OCWEN FINANCIAL CORPORATION
                         1675 PALM BEACH LAKES BOULEVARD
                         WEST PALM BEACH, FLORIDA 33401

                                 REVOCABLE PROXY

         THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OCWEN FINANCIAL CORPORATION, FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 1999 AND AT ANY ADJOURNMENT THEREOF.

         The undersigned hereby appoints John R. Erbey, William C. Erbey and Christine A. Reich, or any of them, as proxy, with full powers of substitution, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Ocwen Financial Corporation (the "Company") held of record by the undersigned on March 15, 1999 at the Annual Meeting of Shareholders to be held at the first floor offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401 on Thursday, May 13, 1999 at 9:00 a.m., Eastern Time, and at any adjournment thereof.

         Shares of Common Stock of the Company will be voted as specified. If not otherwise specified, this proxy will be voted FOR the election of each of the Board of Directors' nominees to the Board of Directors and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditor. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of the Company to be held on May 13, 1999, or any adjournment thereof, a Proxy Statement for the Annual Meeting and the 1998 Annual Report to Shareholders of the Company prior to the signing of this proxy.

         1. ELECTION OF DIRECTORS.

            [ ] FOR all nominees listed            [ ] WITHHOLD AUTHORITY              [ ] EXCEPTIONS
                below (except as marked to the         to vote for all nominees
                contrary below)                        listed below

William C. Erbey, Hon. Thomas F. Lewis, W.C. Martin, Howard H. Simon and Barry
N. Wish.

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

         2. RATIFICATION OF THE APPOINTMENT by the Board of Directors of PricewaterhouseCoopers LLP as the independent auditor of the Company for the year ending December 31, 1999.

          FOR [ ]             AGAINST [ ]              ABSTAIN [ ]

         3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.


                              Dated: ___________________________________, 1999.


                              _________________________________________________


                              _________________________________________________
                              Signatures

                              PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, BOTH SHOULD SIGN. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                              Please check if you plan to attend
                              the meeting.  [ ]

                              Change of Address and or Comments
                              Mark Here [ ]

                              Votes must be indicated (x) in Black or Blue ink.